EXHIBIT 10.1

          AMENDMENT TO SUBSCRIPTION AGREEMENT

      AMENDMENT dated November 16, 2005 to that certain Subscription Agreement dated as of August 26, 2005 (the "Agreement) , by and between VoIP, Inc., a Texas corporation (the "Company") and Cross Country Capital Partners, L.P. (the "Subscriber").

      WHEREAS, the Company agreed with the Subscriber that it would file a Registration Statement with the Securities and Exchange Commission on or before September 26, 2005, to register for resale the Shares and Warrant Shares described in the Agreement (the "Registrable Shares"); and

      WHEREAS, the Company failed to include the Registrable
Shares in a registration filed on or before September 26, 2005;
and

      WHEREAS, the parties desire to enter into an agreement to waive such failure in exchange for certain consideration and provide for a mechanism to file a registration statement, it is therefore agreed as follows:

      1.	REGISTRATION OF SECURITIES.  Section 9(a)(iv) of the
Agreement is hereby amended to change the Filing Date for the Registration Statement to January 17, 2006.

      2.	LIQUIDATED DAMAGES.  Section 9(d) of the Agreement is
amended to change the Liquidated Damages resulting from a failure to file the Registration Statement on or before the Filing Date to an amount equal to $50,000 per month (or part thereof) until the Registration Statement is filed.

      3.	WAIVER OF DEFAULT.  In consideration of this
Agreement, Subscriber hereby waives any default or event of default arising under the Subscription Agreement prior to the date hereof.

      4.	WARRANTS.  As additional consideration for the
concessions made herein by Subscriber, the Company shall issue to Subscriber a Stock Purchase Warrant, exercisable for a period of five years, to purchase 850,000 Shares of common Stock for an exercise price of $1.60 per share substantially in the form attached to the Subscription Agreement as Exhibit A (with the differences noted in this Section 4).

      5.	REGISTRABLE SECURITIES.  The shares issued upon
exercise of the Warrants described in Section 4 shall be included in the Registration Statement as Registrable
Securities. In addition, the 2,250,000 shares purchased by Subscriber from Steven Ivester effective the date hereof shall be included in the Registration Statement as Registrable
Securities.

      6.	DEFINITIONS.  Capitalized terms used herein shall have
the same meanings as used in the Agreement.



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      7.	RATIFICATION.  In all other respects, the Agreement
shall remain in full force and effect.



      EXECUTED the date first above written.


                                       VoIP, INC.



                                       By:  /s/ David W. Sasnett
                                          ---------------------------
                                      Name:  David W. Sasnett
                                      Title: Chief Financial Officer


                                      CROSS COUNTRY CAPITAL PARTNERS, L.P.



                                      By:   /s/ E. Denton Jones
                                         ----------------------------
                                      Name: E. Denton Jones
                                      Title:  General Partner



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